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                                                                   Exhibit 10.75

[LCC LETTERHEAD]



November 7, 1996

MCI Telecommunications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, D.C.  20006
Attn.:  Mr. William Armistead

Re Subordination and Intercreditor Agreement, dated as of September 30, 1996, among The Chase Manhattan Bank ("Chase"), MCI
     Telecommunications Corporation ("MCI"), and LCC International, Inc. ("LCC") (the "Intercreditor Agreement").

Dear Mr. Armistead:

This is to confirm our recent discussions with respect to the Intercreditor Agreement. (All terms not defined in this letter shall have the meaning given to them in the Intercreditor Agreement.)

MCI hereby agrees that (i) the maximum aggregate principal amount of Debt which the Company may incur under the Senior Note Documents shall be increased from $20,000,000 to $60,000,000 and (ii) the Intercreditor Agreement shall be amended hereby in all respects to reflect such permitted increase including, without limitation, by substituting the amount of $60,000,000 for the amount of $20,000,000 in each place where such amount appears in Section 4 thereof.

In addition, MCI hereby acknowledges that the Company has entered into preliminary negotiations with lenders (e.g., NationsBank, N.A.) to replace the Chase credit facility with a new credit facility in the principal amount of $60,000,000. MCI agrees that, upon request by the Company, MCI shall enter into a new intercreditor agreement with the Company and any other party designated by the Company (the "New Intercreditor Agreement") on substantially the same terms set forth in the Intercreditor Agreement, as amended by this letter, provided that the Intercreditor Agreement shall terminate on or prior to the effective date of the New Intercreditor Agreement.
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Please indicate MCI's consent to the foregoing by executing this letter and the enclosed copy in the space provided below. Kindly return one fully executed copy to me for the Company's files.

Thank you for your continued cooperation with respect to these matters.

Sincerely,

/s/ RICHARD HOZIK

Richard Hozik
Senior Vice President
  & Chief Financial Officer

Acknowledged and Agreed to this 7th day of November, 1996.

MCI TELECOMMUNICATIONS CORPORATION

By:  /s/ WILLIAM S. ARMISTEAD
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Name:  William S. Armistead
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Title:  Vice President
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